UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 8, 2011

American Greetings Corporation

(Exact Name of Registrant as Specified in its Charter)

Ohio	1-13859	34-0065325
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One American Road Cleveland, Ohio	44144
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 252-7300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Directors and executive officers of American Greetings Corporation (the “Corporation”), including the named executive officers, are eligible to defer eligible compensation into the American Greetings Corporation Outside Directors Deferred Compensation Plan and the American Greetings Corporation Executive Deferred Compensation Plan (collectively, the “Deferred Compensation Plans”), respectively. In an effort to eliminate compensation programs offered by the Corporation that are not widely utilized, yet are administratively burdensome to operate, on December 8, 2011, the Compensation and Management Development Committee of the Corporation’s Board of Directors determined to freeze the Deferred Compensation Plans. Accordingly, effective immediately, participants will no longer be permitted to make new deferral elections under the Deferred Compensation Plans. Deferral elections made prior to December 8, 2011, however, will continue to be honored, and amounts previously deferred will remain deferred in accordance with existing deferral elections and may be re-deferred in accordance with the Deferred Compensation Plans. In addition, executive officers will continue to be eligible to receive amounts, if any, that are contributed by the Corporation as additional matching and profit sharing contributions under the Executive Deferred Compensation Plan’s maximizer and restoration benefits based on the Corporation’s performance in the fiscal year ended February 29, 2012, but not for future years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Greetings Corporation (Registrant)

By:	/s/ Catherine M. Kilbane
Catherine M. Kilbane, Senior Vice President, General Counsel and Secretary

Date: December 13, 2011